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EXHIBIT 22

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the following registration statements pertaining to the 401(k) Retirement Plan of Axsys Technologies, Inc. of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of Axsys Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

  •
  Registration Statements (Form S-8 No. 333-39574)

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  Registration Statements (Form S-8 No. 333-43389)

  •
  Registration Statements (Form S-8 No. 33-9559) and

  •
  Registration Statements (Form S-8 No. 033-79996)

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP
Hartford, Connecticut March 24, 2003

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CONSENT OF INDEPENDENT AUDITORS